UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2021

Owlet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39516	85-1615012
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 Executive Parkway, Ste. 500 Lehi, Utah	84043
(Address of principal executive offices)	(Zip Code)

(844) 334-5330

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	OWLT	New York Stock Exchange
Warrants to purchase common stock	OWLT WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD.

On October 25, 2021, Owlet, Inc. (the “Company”) provided an update to certain investors regarding recent developments with its Smart Sock suspension and related Company actions. The communication is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 7.01 and the attached Exhibit 99.1 are being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall they be deemed to be incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

As previously disclosed on the Current Report on Form 8-K filed on October 4, 2021, the Company received a Warning Letter, dated October 1, 2021 (the “Warning Letter”), from the United States Food and Drug Administration (“FDA”). The Warning Letter asserts that the Company’s marketing of its Owlet Smart Sock product (the “Smart Sock”) in the United States renders the Smart Sock a medical device requiring premarket clearance or approval from FDA, and that the Company has not obtained such clearance or approval in violation of the Federal, Food, Drug, and Cosmetic Act. Pursuant to the Warning Letter and in response to the request by FDA to cease distribution of the Smart Sock in the U.S., the Company has suspended distribution of the Smart Sock in the United States as of October 22, 2021. The suspension is specific to shipments by the Company to customers and retailers in the United States, and operations in other countries remain unaffected.

The Company also announced that it is developing a new sleep monitoring sock that it plans to sell as a consumer wellness product, which the Company believes does not present the same concerns that FDA has raised regarding the Smart Sock, based on differences in the functionality of and marketing claims for the new product. The Company also plans to submit an application to FDA seeking marketing authorization for the features of the Smart Sock that FDA believes make the product a medical device.

The Company cannot give any assurances that FDA will accept the Company’s application seeking marketing authorization for the Smart Sock as a medical device or that, even if such application is accepted for review, that FDA will grant marketing authorization for the Smart Sock. The Company also cannot give any assurances that FDA will not raise similar concerns regarding the regulatory status of the new planned consumer wellness product. The Company also cannot give any assurances as to the timing of the resolution of such matters.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements regarding the Company’s development of additional products and plans for submissions with FDA. All forward-looking statements included in this Current Report on Form 8-K involve risks and uncertainties that could cause the Company’s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions, and actual outcomes and results could differ materially from these statements due to a number of factors, including the risk factors disclosed in the reports filed by the Company with the Securities and Exchange Commission from time to time. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update these forward-looking statements, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Investor Communication, dated October 25, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owlet, Inc.

Date: October 25, 2021	By:	/s/ Kate Scolnick
	Name:	Kate Scolnick
	Title:	Chief Financial Officer